Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CELL LINE LICENSE AGREEMENT

This Cell Line License Agreement (“Agreement”), effective as of 11 October 2019 (“EFFECTIVE DATE”), is entered and made by and between WuXi Biologics (Hong Kong) Limited, having an address at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (“WuXi Biologics”) and Silverback Therapeutics, Inc., having its principal place of business at 500Fairview Ave. N #600, Seattle, WA 98109 (“Licensee”). WuXi Biologics and Licensee may bereferred to herein individually as a “Party” and collectively as the “Parties.”

The Parties agree as follows:

1.	Definitions

1.1	“Affiliate” of a person means any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, the person.

1.2

“Client Product” means [***] of interest to Licensee, which is designated by the Licensee to be produced by the Licensed Cell Line.Each different Client Product covered under this Agreement shall be specified in Appendix I. An amendment to this Agreement is required for each new Client Product produced by the Licensed Cell Line.

1.3

“Confidential Information” of a Party (the “Disclosing Party”) means all information and materials disclosed by or on behalf of the Disclosing Party to the other Party (the “Receiving Party”) or its Related Persons (defined below) in connection with this Agreement. Confidential information shall be identified as confidential in writing or, if disclosed verbally or by observation, summarized in writing and submitted to the Receiving Party within [***] of the oral or visual disclosure thereof; provided, however, information need not be labeled or marked “confidential” to be deemed Confidential Information hereunder, if under the circumstances it is, or should be, understood to be confidential. The Confidential Information of both Parties includes the financial terms of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement.

1.4	“Construct” means a [***] developed by WuXi Biologics that is used for delivering genetic code and for transfecting

***Certain Confidential Information Omitted
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and/or transforming the Host Cell Line for purposes of creating the Licensed Cell Line.

1.5	“Control” over an entity means (a) owning 50% or more of the voting securities or other ownership interests of such entity or (b) having the power to direct the management or policies of such entity.

1.6	“Drug Product” means the final dosage form which contains Client Product produced by the Licensed Cell Line, in association with other active or inactive ingredients.

1.7	“Drug Substance” means bulk Client Product produced by the Licensed Cell Line, which has not yet been packaged into its final dosage form.

1.8

“Host Cell Line” means the proprietary cell line developed by WuXi Biologics,and designated by WuXi Biologics as the [***], that is used in the manufacture and production of Client Products for clinical trials and commercial purposes.

1.9	“Licensed Cell Line” means a transformed or transfected (using WuXi Biologics’ Construct(s)) version of the Host Cell Line that produces the Client Product.

1.10

“Licensed Know-How” means any know-how and non-public information owned or controlled by Wuxi Biologics that is used or incorporated in the Process, and that is necessary to operate the Process as described m the Technology Transfer Package. The word “control” when used in connection with Licensed Know-How includes both exclusively and non-exclusively licensed know-how and non-public information, as well a right of WuXi Biologics to transfer such know-how and non-public information to Licensee.

1.11	“Materials” means the biological materials, including the Licensed Cell Line, provided to Licensee pursuant to the license granted under this Agreement.

1.12	“Media and Feeds” means any proprietary media and feeds used in the Process.

1.13	“Process” means a process for manufacture of Client Product utilizing Licensed Know-How, Materials and Media and Feeds as described in the Technology Transfer Package.

***Certain Confidential Information Omitted
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1.14

“Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), product and establishment licenses, registrations or authorizations of any kind of a Regulatory Authority necessary for the development, clinical testing, manufacture, quality testing, supply, use, storage, importation, export, transport, marketing and sale of a Client Product (or any component thereof) for use in any country or other jurisdiction.

1.15	“Related Persons” means a Party’s Affiliates and their respective directors, officers, employees and agents.

1.16	“Research Cell Bank” is a [***].

1.17

“Technology Transfer Package” means the information and data to be provided to Licensee describing the Process and WuXi Biologics’, Licensed Know-How, Materials and Media and Feeds for manufacture of Client Product using the Licensed Cell Line and/or the Process, .

1.18	“Third Party” means any person other than the Parties to this Agreement.

1.19

“Third Party Manufacturer” means (i) a Third Party whose primary business is contract manufacturing, or (ii) a Third Party who has a contractual arrangement with Licensee or with a sublicensee of Licensee that includes manufacturing of Client Product and/or Drug Product by such Third Party for Licensee or such sublicensee.

2.	License

2.1

WuXi Biologics hereby grants to Licensee and its Affiliate a non-exclusive,worldwide license, with the right to grant sublicenses as provided in Section 2.3,to use: (a) Licensed Know-How in relation to the Licensed Cell Line, (b) to use the Licensed Cell Line, Materials, Media and Feeds, and (c) to operate the Process, including the following licensed activities:

i.	to make, have made, import and use any listed Client Product; and

ii.	to make, have made, use, sell, have sold, offer for sale, import, keep and otherwise deal in Drug Substance and Drug Product for any and all purposes.

***Certain Confidential Information Omitted
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2.2

The Licensee or its Affiliates may contract with a Third Party Manufacturer forthe limited purpose of manufacturing Client Product on behalf of the Licensee orits Affiliates, provided that, such Third Party Manufactures are bound by thecontract to comply with the terms of this Agreement, and that the Licensee or its Affiliates will remain liable for any Third Party Manufacturers’ breach of this Agreement.

2.2.1

For the avoidance of doubt, a Third Party Manufacturer cannotmanufacture Client Product, Drug Substance or Drug Product utilizing the Licensed Cell Line and Licensed Know-How without first being contracted with a Licensee, its Affiliates or sublicensee.

2.2.2	A Third Party that has been granted a sublicense cannot grant, issue or transfer a sublicense to another Third Party.

2.3

Subject to the terms and conditions of this Agreement, Licensee shall have theright to grant sublicenses to Third Parties for the rights granted to Licenseeunder this Agreement. Each sublicense agreement shall be in writing and providethat the applicable sublicensee is bound by all applicable terms and conditions ofthis Agreement, and Licensee shall remain liable for any sublicensee’s breach ofthis Agreement. Licensee shall inform WuXi Biologics in writing any and all such sublicenses. [***]. Licensee shall provide WuXi Biologics at least [***] prior written notice if Licensee or its Affiliates intend to grant sublicense to a Third Party under this agreement.

2.4

Except as expressly provided in this Agreement, nothing in this Agreement shallbe deemed to have granted Licensee (by implication, estoppel or otherwise) anyright, title, license or other interest in or with respect to any intellectual property, Know-How or information owned or controlled by WuXi Biologics.

2.5

This license starts (the “Commencement Date”) from the date WuXi Biologics completes transfection of the Host Cell Line to generate the Client Licensed Cell Line. Invoicing of License fees will commence from the date WuXi Biologics completes Research Cell Bank generation from the Licensed Cell Line.

3.	Transfer of Materials and Licensed Know-How

WuXi Biologics shall disclose and make available, and shall cause its Affiliates to discloseand make available, to Licensee, its Affiliates, or any one or more of its Third Party

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Manufacturers designated by Licensee, all Materials, Confidential Information, andLicensed Know-How owned or controlled by WuXi Biologics as of the Commencement Date, that is necessary or reasonably useful for Licensee and Third Party Manufacturersto operate the Process as described in the Technology Transfer Package. The Partiesshall agree in writing to a schedule for such transfer of the Materials and Licensed Know-How.

4.	License Fee

As consideration for the license granted in Section 2 of this Agreement, and therepresentation and warranty set forth in Section 10 of this Agreement, Licensee agreesto pay WuXi Biologics as follows: (1) USD $100,000 for a License to manufacture a singletype of protein for use in a single Product; and (2) an additional one-time payment ofUSD $[***] for any type of protein or proteins for use in any Client Product or Productsin the event that Licensee previously paid USD $100,000 under subsection (1) above.The total amount to be paid under this section shall not exceed USD $[***].

5.	Cell Line Milestones.

If Client manufactures all of its commercial supplies of the Client Product by utilizing a manufacturer other than Provider or its Affiliates (“Third Party Manufacturer”) utilizing the [***] License, Client shall pay to Provider the following Milestones:

(1)	First commercial sale: USD $[***]

(2)	First Calendar Year in which annual Net Sales of USD $[***] are achieved: USD $[***]

(3)	First Calendar Year in which annual Net Sales of USD $[***] are achieved: USD $[***]

(4)	First Calendar Year in which annual Net Sales of USD $[***] are achieved: USD $[***]

(5)	First Calendar Year in which annual Net Sales of USD $[***] are achieved: USD $[***]

6.	Payment Terms

Licensee shall pay WuXi Biologics’ undisputed invoice(s) within [***] ofreceipt by Licensee. Such payments will be made by wire transfer to the accountdesignated by WuXi Biologics. Invoices must be submitted, and payment must bemade, without set-off or other deduction of any nature.

***Certain Confidential Information Omitted
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7.	Bank Account Details

Unless the Parties otherwise mutually agree in writing, and such mutual agreement isset forth in a particular invoice, Licensee shall pay each invoice in USD by wire transferto the account designated by WuXi Biologics.

8.	Restriction

Licensee agrees that no attempt will be made by or on behalf of Licensee to modify orreverse engineer the Licensed Cell Line or attempt to reverse engineer, recreate orassemble the Construct(s). Licensee shall only use the Licensed Cell Line in the way as permitted by this Agreement and shall not use or have used the Licensed Cell Line forany purpose other than operating the Process, the manufacture of Client Product, Drug Substance and Drug Product, and for other purposes reasonably related to securing Regulatory Approval for the Client Product and/or Drug Product. Licensee shall nottransfer the Licensed Cell Line to any Third Party except to a permitted sublicensee, as described in Section 2 above.

9.	Indemnity

9.1

Licensee agrees to indemnify, hold harmless and defend WuXi Biologics, itsAffiliates, and their respective directors, officers, employees and agentsharmless from and against any and all liabilities and damages (includingreasonable attorneys’ fees) resulting from any and all claims from any ThirdParty (“Claims”) to the extent arising from the use of the Client Product, Drug Substance or Drug Product by Licensee; provided that Licensee shall have no obligation to indemnify any such Claims that arise from WuXi Biologics’ (i)negligence or intentional misconduct in connection with the Licensed Cell Line(ii) material breach of this Agreement (including the representations andwarranties set forth in Section 10); or (iii) Host Cell Line components of theLicensed Cell Line or any Media and Feeds.

9.2

WuXi Biologics shall defend, indemnify and hold Client, any sub-Licensees,Third Party Manufacturers, and Client Related Persons harmless from andagainst Losses resulting from Claims arising out of or related to infringement ofany Intellectual Property rights in connection with this License and that aresolely based on Licensed Know-How.

10.	Representations and Warranties

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10.1 WuXi Biologics represents and warrants that: (i) it is a corporation dulyorganized validly existing and in good standing under the laws of the Hong Kong; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of WuXi Biologics; (iii) the performance of WuXi Biologics’ obligations under this Agreement will not conflict with its charter documentsor result in a material breach of any agreements, contracts or other arrangements towhich it is a party; (iv) WuXi Biologics will not, before Termination of this Agreement, enter into any agreements, contracts or other arrangements that would be materiallyinconsistent with its obligations under this Agreement; (v) WuXi Biologics has sufficient facilities, experienced personnel and other capabilities reasonably suited to enable it to perform its obligations under this Agreement; and (vi) WuXi Biologics has the right togrant the licenses or sublicenses, as the case may be, therefor granted under this Agreement.

10.2 Licensee represents and warrants that: (i) it is a corporation duly organizedvalidly existing and in good standing under the laws of Delaware; (ii) the execution,delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensee; (iii) the performance of Licensee’s obligationsunder this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; (iv) Licensee has sufficient facilities, experienced personnel and other capabilitiesreasonably suited to enable it to perform its obligations under this Agreement; and (v) Licensee will not, before Termination of this Agreement, enter into any agreements,contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement

10.3 Disclaimer of Warranties. THE LICENSED KNOW-HOW, AND LICENSED CELL LINES ARE PROVIDED AND LICENSED TO LICENSEE “AS IS”, AND WUXI BIOLOGICS AND ITS RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT THERETO OR TO THE PRODUCTS OR WUXI BIOLOGICS TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

11.	Confidentiality

11.1 Subject to the exceptions listed below, during the term of this Agreement andfor [***] thereafter, the Receiving Party shall, and shall ensure that its Related Persons will, (a) maintain the Disclosing Party’s Confidential Information in confidence,(b) not use such Confidential Information other than in connection with this Agreement,

***Certain Confidential Information Omitted
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and (c) not disclose such Confidential Information to any Third Party other than (i) thoseof its Related Persons that have a need to know such Confidential Information inconnection with the Activities conducted pursuant to the Agreement and are obligatedto maintain such Confidential Information in confidence and (ii) to the extent requiredby applicable law or judicial order, or (iii) to the extent reasonably necessary toprosecute or defend litigation or arbitration in relation to this Agreement, and, in eithercase, only after the Receiving Party gives the Disclosing Party prompt advance writtennotice of such requirement and reasonably cooperates with the Disclosing Party’s effortsto limit or avoid such disclosure, to seek a protective order or secure confidentialtreatment of the Confidential Information, and/or to seek any other remedies availableto the Disclosing Party at law or in equity. Notwithstanding the foregoing, theexistence of this Agreement and its non-technical terms may be disclosed confidentiallyin connection with a potential financing or acquisition or in discussion with a potential acquirer of Client Product

11.2 The Receiving Party’s obligations set forth in Section 11.1 do not apply toConfidential Information if (a) the information is public knowledge or becomes public knowledge after disclosure through no act or omission of the Receiving Party or any ofits Related Persons, (b) the information can be shown by the Receiving Party to havebeen in its possession prior to disclosure, (c) the information was rightfully received ona non-confidential basis from a Third Party that was not obligated to maintain the information in confidence, or (d) the Receiving Party can show that equivalentinformation was developed independently by the Receiving Party without reference tothe Disclosing Party’ Confidential Information.

11.3 Licensee may disclose the Confidential Information of WuXi Biologics to aThird Party for the purpose of exercising Licensee’s license rights hereunder (including disclosure to potential Third Party sublicensees), provided that Licensee shall, prior tosuch disclosure, ensure that each Third Party to which disclosure is to be made is madeaware of the obligations contained in this Agreement and agrees to be subject toobligations of confidentiality and non-use no less onerous than those contained in this Agreement. Any breaches of the obligations of confidentiality and non-use contained inthis Agreement by such Third Party shall be treated as a breach of such obligations by Licensee.

11.4 Notwithstanding anything to the contrary in this Agreement, a Party maydisclose this Agreement and its terms, and material developments or materialinformation generated under this Agreement, in securities filings with the U.S. Securitiesand Exchange Commission (or equivalent foreign agency) and any rules of stockexchanges where the Parties may be listed to the extent required by applicable law after

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complying with the procedure set forth in this Section 11.4. In such event, the Partyseeking such disclosure will prepare a draft confidential treatment request andproposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party will promptly give its input in a reasonable manner inorder to allow the Party seeking disclosure to file its request within the timelinesproscribed by applicable laws and regulations. The Party seeking such disclosureshall exercise commercially reasonable efforts to obtain confidential treatment of this Agreement from the U.S. Securities and Exchange Commission (or equivalent foreignagency) as represented by the redacted version reviewed by the other Party.

11.5 The provisions of this Section 11 shall survive termination or expiry of this Agreement.

12.	Termination

12.1. Voluntary Termination by Licensee.

Licensee shall have the right to terminate this Agreement upon at least six (6) monthsprior written notice to WuXi Biologics, and upon payment of all amounts due to WuXiBiologics through such termination effective date.

12.2 Termination for Default

(a) Nonpayment. In the event Licensee fails to pay any amounts rightfully due and payable to WuXi Biologics hereunder, and fails to make such payments within thirty (30)days after receiving written notice of such failure, WuXi Biologics may terminate this Agreement upon written 45 days written notice to Licensee.

(b) Material Breach. In the event a Party commits a material breach of itsobligation under this Agreement and fails to cure that breach within thirty (30) daysafter receiving written notice thereof, a Party may terminate this Agreementimmediately upon written notice to the other Party.

13.	Miscellaneous.

13.1 Assignment. This Agreement may not be assigned or otherwise transferredby either Party without the prior written consent of the other Party, which consent shallnot be unreasonably withheld, conditioned or delayed; provided, however, that a Partymay, without such consent, assign this Agreement in its entirety (a) to an Affiliate, or (b)to a Third Party in connection with a merger, acquisition, consolidation or a sale

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involving all or substantially all of the assets or business of such Party. Any attempted assignment or transfer in violation of this Section 13.1 shall be void.

13.2 Regulatory Assistance. WuXi Biologics will provide assistance to Licensee,and any sublicensee, in respect of Licensee’s or such sublicensee’s regulatory filingactivities for the Client Product and/or Drug Product, subject to agreement ofreasonable commercial terms for provision of such assistance.

13.3 Governing Law. The laws of the state of New York, without giving effect toprinciples of conflict of laws, govern all matters relating to this Agreement.

13.4 Arbitration. The Parties shall engage in good faith consultation to resolveany dispute, controversy, or claim arising out of, relating to, or in connection with this agreement, including with respect to its formation, applicability, breach, termination,validity or enforceability. Such consultation will begin immediately after one party has delivered to the other party a request for consultation. If the dispute, controversy, orclaim cannot be resolved within [***] days following the date on which the requestfor consultation is delivered, then it will be finally settled by arbitration in accordancewith this Section 13. Any dispute arising or in connection with this Agreement shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Proceduresin effect at the time of applying for arbitration in New York. Arbitral award is final andbinding upon both parties. The arbitration wilt be conducted in the English language bya single arbitrator and the arbitrator must be fluent in the English language. Thearbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders in accordance with JAMS’s arbitration rules then in effect to safeguardeach party’s Confidential Information. During the course of arbitration, the Parties shall continue to implement the terms of this Agreement. The arbitral award will be in writing,state the reasons for the award, and be final and binding upon the parties. Judgementupon the award may be entered by any court having jurisdiction thereof over therelevant party or its assets. Notwithstanding the foregoing, each Party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief pending a final decision by the arbitrator.

13.5 Counterparts. This Agreement may be executed in two (2) or morecounterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shallbe deemed to bind each Party hereto as if they were the original signatures.

***Certain Confidential Information Omitted
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IN WITNESS WHEREOF, the Parties hereto have caused this AGREEMENT to be duly executed as of the Effective Date set forth above.

WuXi Biologics (Hong Kong) Limited		Silverback Therapeutics, Inc.

By:	/s/ Chris Chen	By:	/s/ Peter A. Thompson, MD, FACP
Print Name:	Chris Chen	Name:	Peter A. Thompson, MD, FACP
Title:	CEO	Title:

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Appendix I

List of Service Agreements for Licensee Products

	Licensee Product Name	Contract (e.g., Master Service Agreements)	Effective Date
1	[***]	[***]	[***]
2
3
4
5

[***]

***Certain Confidential Information Omitted
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